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                                                                     EXHIBIT 4.1

                                PAY-OFF AGREEMENT

                                 August 23, 2002


VIA FACSIMILE AND
     OVERNIGHT MAIL

Ballantyne of Omaha, Inc., as Leading Borrower
4350 McKinley Street
Omaha, Nebraska 68112
Attention: Mr. Brad French, Treasurer

     Re: Loan and Security Agreement, dated as of August 30, 2001, by an among Ballantyne of Omaha, Inc. ("LEADING BORROWER"), Design & Manufacturing, Inc., XenoTech Rental Corp. and Xenotech Strong, Inc. (collectively, the "OTHER BORROWERS"; Leading Borrower and Other Borrowers being collectively referred to as the "BORROWERS" and each as a "BORROWER"), and General Electric Capital Corporation ("LENDER"), as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 26, 2002 (collectively, the "LOAN AGREEMENT").

Gentlemen:

     All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the above-described Loan Agreement.

     The total amount necessary to pay in full as of this date all outstanding Loans and other Obligations (other than any and all indemnity obligations under any of the Loan Documents not yet due and payable and which by their terms survive the termination of such Loan Documents (collectively, the "INDEMNITY OBLIGATIONS")) of the Borrowers to the Lender under the Loan Agreement and the other Loan Documents is as follows:

   (i)   Aggregate outstanding principal balance of the
         Obligations as of this date ........................  $  1,000,000.00

   (ii)  Accrued but unpaid interest on the Obligations
         as of this date ....................................  $      5,034.58

   (iii) Other:
         Prepayment and settlement fee ......................  $    100,000.00
         Unused Credit Line fee .............................  $      1,749.93
         Wire Charge fees ...................................  $         50.00
         Collateral Monitoring fee ..........................  $        677.42
         Legal fees .........................................  $      5,936.54
         Audit expenses 7/22-7/26/02 (field review) .........  $      4,541.26
                                                               ---------------

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
   (iv)  Total pay-off amount
         on the Loan(s) and the other
         Obligations (sum of (i)-(iii))(other
         than the Indemnity Obligations).....................  $  1,117,989.73

   LESS:

   Deposits on hand not applied to the loan balance .........  $ (1,300,000.00)
                                                               ---------------

   Remaining pay-off due ....................................  $   (182,010.27)

     The Borrowers and the Lender agree that the Lender shall retain all deposits in the Collection Account on hand as of the date of this letter and shall retain such deposits made in the Collection Account subsequent thereto until the amount so retained by the Lender is equal to the total pay-off amount set forth in (iv) above (the "PAY-OFF AMOUNT"). The Pay-Off Amount is subject to adjustment with respect to any Obligations accruing subsequent to the date hereof until the date upon which the Pay-Off Amount has been paid in full. All deposits to the Collection Account received by the Lender in excess of the Pay-Off Amount, if any, shall be promptly returned to the Leading Borrower.

     Subject to the Lender's receipt of the Pay-Off Amount in full in accordance with the preceding paragraph, the Lender agrees: (a) Borrower will not be indebted to the Lender for any reason under the Loan Agreement or the other Loan Documents (other than with respect to the Indemnity Obligations), (b) all of the Lender's security interests in, security titles to and other liens on all real and personal property of the Borrower pursuant to the Loan Agreement will be automatically terminated and released, (c) all Guarantors of the Obligations will be automatically released from their obligations to the Lender (other than with respect to the Indemnity Obligations), (d) the Lender shall execute and deliver to the Borrowers letters in the form of EXHIBIT A attached hereto terminating each of the Account Agreements entered into in connection with the Loan Agreement, and (e) the Borrowers shall be authorized to file any and all Uniform Commercial Code ("UCC") financing statement terminations with respect to the Lender's UCC financing statement filings on the Borrowers and the Lender will execute any and all mortgage releases (including such releases with respect to Borrower's real property located in Douglas County, Nebraska and Champaign County, Illinois) and other such lien release documents filed in connection with the Loan Documents in order to evidence or otherwise give public notice of such collateral terminations and releases (provided, however, that any and all such termination statements, mortgage releases and other such documents shall be prepared and recorded at the Borrowers' expense).

     By signing below, the Borrowers, the Guarantors and the Lender each acknowledge and agree that (a) the Domestic Revolving Credit Loan, the Foreign Revolving Credit Loan and the Term Loan have been terminated by the Borrowers as of this date, (b) each of the Loan Documents is terminated as of this date (other than the provisions contained in such Loan Documents with respect to Indemnity Obligations), and (c) the Lender shall have no further obligation to make any Loans or other financial accommodations to or on behalf of the Borrowers under the Loan Documents.

     For and in consideration of the Lender's agreements contained herein, the Borrowers and the Guarantors hereby forever release and discharge the Lender, its officers, directors, employees, agents, representatives, successors and assigns (collectively, the "RELEASED PARTIES") from any and all claims, causes of action, damages and liabilities of any nature whatsoever,

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known or unknown, which such Person ever had, now has or might hereafter have against the Released Parties which relate, directly or indirectly, to the Loan Agreement or any of the Loan Documents or the transactions relating thereto (other than the Lender's agreement and obligations under this letter).

     For and in consideration of the Lender's agreements contained herein, the Borrowers agree to reimburse and pay, within three days of demand therefor, in immediately available funds, all losses, liabilities, charges, expenses and fees which the Lender may incur as a result of any non-payment, claim, refund or charge back of any checks or other items which have been credited by the Lender to the Borrowers' loan account with the Lender, together will all expenses and other charges incident thereto. Additionally, the Borrowers agrees to reimburse and pay, within three days of demand therefor, in immediately available funds, all losses, liabilities, charges, expenses and fees (i) which the Lender may have incurred or may now or hereafter incur in connection with the transactions contemplated hereby which have not as yet been reflected in the Borrower's loan account which Borrowers are, or may be, required to bear pursuant to the Loan Documents and (ii) which the Lender may incur as a result of errors in calculation of any amounts due the Lender by the Borrowers. Notwithstanding anything to the contrary contained herein, the Lender hereby reserves all of its rights in and to any checks or similar instruments for payment of money heretofore received by the Lender in connection with its loan arrangements with the Borrowers under the Loan Agreement and all of its rights to any monies due or to become due under paid checks or similar instruments for which the Lender gave credit to any of the Borrowers in calculating the foregoing Pay-Off Amount.

     The Lender hereby requests that each of the Borrowers and the Guarantors acknowledge its receipt and acceptance of and agreement to the terms and conditions set forth in this letter by signing a copy of it in the appropriate space indicated below and returning it to the Lender no later than 5.00 PM on August 26, 2002. This letter must be signed by each of the Borrowers and the Guarantors and shall not become effective unless and until it is so accepted and agreed to by each of the Borrowers and the Guarantors and returned to the Lender. Delivery of a photocopy or telecopy of an executed counterpart of this letter shall be effective as delivery of a manually executed original counterpart of this letter.


                                        Very truly yours,

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Michael Thornton
                                            -------------------------------
                                        Name: Account Manager
                                              -----------------------------
                                        Its:  Duly Authorized Signatory

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Each of the undersigned hereby acknowledges
its receipt and acceptance of and agreement to the terms and conditions of this letter:


BORROWERS:


BALLANTYNE OF OMAHA, INC.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------


DESIGN & MANUFACTURING, INC.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------


XENOTECH RENTAL, INC.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------


XENOTECH STRONG, INC.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------

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GUARANTORS:


STRONG WESTREX, INC.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------


BALLANTYNE OVERSEAS CORP.


By: /s/ John P. Wilmers
    -------------------------------
Name: John P. Wilmers
      -----------------------------
Title: President
       ----------------------------